Exhibit 23

Consent of Independent Registered Public Accounting Firm

Red Lion Hotels Corporation
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135561, No. 333-151989, No. 333-160485 and No. 333-204646) of Red Lion Hotels Corporation of our reports dated February 29, 2016, relating to the consolidated financial statements, and the effectiveness of Red Lion Hotels Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Spokane, WA
February 29, 2016